Exhibit 11.1
                               DEPARTMENT 56, INC.
                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Quarter      Quarter
                                                          Ended        Ended
                                                      June 29, 1996 July 1, 1995
                                                      ------------- ------------
PRIMARY:
Net Income                                               $17,272     $15,915
                                                         =======     =======

Weighted average number of common shares outstanding      21,547      21,509

The number of shares resulting from the
assumed exercise of stock options
reduced by the number of shares which
could have been purchased with the
proceeds from such exercise, using the
average market price during the period                       197         213
                                                         -------     -------

Weighted average number of common and
common equivalent shares                                  21,744      21,722
                                                         =======     =======

Net Income per Common and
 Common Equivalent Share                                 $  0.79     $  0.73
                                                         =======     =======

FULLY DILUTED:
Net Income                                               $17,272     $15,915
                                                         =======     =======

Weighted average number of common shares outstanding      21,547      21,509

The number of shares resulting from the
assumed exercise of stock options
reduced by the number of shares which
could have been purchased with the
proceeds from such exercise, using the
greater of average market price during
the period or period- end market price                       197         213
                                                         -------     -------

Weighted average number of common and
 common equivalent shares                                 21,744      21,722
                                                         =======     =======

Fully Diluted Net Income per Common and
Common Equivalent Share                                  $  0.79     $  0.73
                                                         =======     =======


                               DEPARTMENT 56, INC.
         COMPUTATION OF NET INCOME AND INCOME BEFORE EXTRAORDINARY ITEM
                                    PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        26 Weeks      26 Weeks
                                                          Ended        Ended
                                                      June 29, 1996 July 1, 1995
                                                      ------------- ------------
PRIMARY:
Income Before Extraordinary Item                          $29,429     $25,827
                                                          =======     =======

Net Income                                                $29,429     $24,515
                                                          =======     =======

Weighted average number of  common shares outstanding      21,549      21,496

The number of shares resulting from the
assumed exercise of stock options
reduced by the number of shares which
could have been purchased with the
proceeds from such exercise, using the
average market price during the period                        207         216
                                                          -------     -------

Weighted average number of common and
common equivalent shares                                   21,756      21,712
                                                          =======     =======

Income Before Extraordinary Item
 per Common and Common Equivalent Share                   $  1.35     $  1.19
                                                          =======     =======

Net Income per Common and
 Common Equivalent Share                                  $  1.35     $  1.13
                                                          =======     =======

FULLY DILUTED:
Income Before Extraordinary Item                          $29,429     $25,827
                                                          =======     =======

Net Income                                                $29,429     $24,515
                                                          =======     =======

Weighted average number of common shares outstanding       21,549      21,496

The number of shares resulting from the
assumed exercise of stock options
reduced by the number of shares which
could have been purchased with the
proceeds from such exercise, using the
greater of average market price during
the period or period-end market price                         207         217
                                                          -------     -------

Weighted average number of common and
 common equivalent shares                                  21,756      21,713
                                                          =======     =======

Fully Diluted Income Before Extraordinary Item
 per Common and Common Equivalent Share                   $  1.35     $  1.19
                                                          =======     =======

Fully Diluted Net Income per Common and
Common Equivalent Share                                   $  1.35     $  1.13
                                                          =======     =======